Exhibit 99.6
Explanatory Note
Schedule II is included in this Current Report on Form 8-K as it is covered by the Report of Independent Registered Public Accounting Firm, however, there were no changes to this Schedule II on the Form 10-K for the year ended December 31, 2014.

Item 15.

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2014, 2013 and 2012

		Additions
(in thousands)	Balance at Beginning of Period	Charged (Credited) To Costs And Expenses	Charged to Other Accounts	Write-offs Net of Recoveries	Translation Adjustment	Balance at End of Period

Description

Allowance for doubtful accounts:

For Year Ended December 31,
2012	$14,905	$2,409	$115	$(3,798)	$16	$13,647
2013	13,647	2,949	(231)	(2,521)	369	14,213
2014	14,213	(1,688)	532	(2,428)	(1,846)	8,783

Deferred tax asset valuation allowance:

For Year Ended December 31,
2012	$71,758	$107,995	$—	$—	$(54)	$179,699
2013	179,699	49,251	—	—	(104)	228,846
2014	228,846	28,671	—	—	(4,270)	253,247